SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   9-23-99



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



              Delaware                1-9102        7-0100596
      (State or other jurisdiction   (Commission   (IRS Employer
       of Incorporation)             File Number) Identification No.)



       245 South Los Robles Ave., Pasadena, California     91101
          (Address of principal executive offices)      (Zip Code)


            Registrant's telephone number, including area code:
                                (626) 683-4000



Item 5.   Other Events

The attached announcement was released to the news media on September 23, 1999.
























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                            AMERON INTERNATIONAL CORPORATION



                            By:  /s/ Javier Solis
                                 Javier Solis
                                 Senior Vice President & Secretary

Date: September 27, 1999



N E W S   R E L E A S E

September 23, 1999

Contacts:
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:   626-683-4000


Ameron Reports Record Third-Quarter Results


     PASADENA, Calif. Ameron International Corporation (NYSE: AMN) today reported diluted earnings of $1.98 per share and sales of $138.8 million for the third quarter ended August 31, 1999. Ameron reported $1.51 per share on sales of $155.7 million in the third quarter of 1998.

Year-to-date diluted earnings totaled $3.74 per share on sales of $411.2 million, compared to $2.37 per share on sales of $395.2 million for the same period in 1998.

"We continue to be pleased with Ameron's performance this year, and our outlook for the full year remains quite positive," stated James S. Marlen, Chairman, President and Chief Executive Officer of Ameron.

Ameron's Concrete & Steel Pipe business showed continued strength in the third quarter because of good demand and a favorable mix of products. Sales were slightly lower than in the very strong third quarter of 1998; however, profits were higher. Year-to-date sales and profits were significantly higher than in 1998, when operations were impacted by poor weather and a strike.

The worldwide Fiberglass-Composite Pipe business was impacted in the third quarter because of curtailed spending in the oil industry. Sales and profits declined in the third quarter and year-to-date, compared to the same periods in 1998, because of the depressed oil market. As anticipated, sales of fuel handling piping also declined in the third quarter. However, operations in Singapore and in our new plant in Malaysia continued to strengthen during the quarter. Orders for fiberglass pipe have recently increased, and the overall outlook is improving as oil prices have stabilized at current levels.

Ameron's worldwide Coatings business had lower sales and profits in the third quarter, than in the third quarter of 1998. Year-to-date sales were down; however, profits were up because of the profit enhancement program implemented in 1998. The decline in Coatings sales was also a reflection of the impact of oil prices.

 "The strength of our Concrete & Steel Pipe and Construction & Allied Products businesses, as well as the excellent performance of our joint venture companies, more than offset the impact of the difficult markets experienced by our Coatings and Fiberglass-Composite Pipe businesses. We would expect to see an improvement next year as higher oil prices are captured in customers' budgets and plans for new construction and maintenance," commented James S. Marlen.

Ameron International Corporation is a multinational manufacturer of highly-engineered products for construction, industrial, chemical and energy markets. The Company operates businesses in North America, South America, Europe, Asia and Australasia. It also has several joint venture companies in the U.S., Saudi Arabia and Mexico. Ameron is a leading producer of high-performance coatings; fiberglass pipe and composites; concrete and steel pipe systems; and specialized construction products.

Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.


                       Ameron International Corporation
                       Consolidated Statements of Income
                        Third Quarter Ended August 31,
                (In thousands, except share and per share data)
                                 (Unaudited)

                                                 1999            1998

 Sales                                         $ 138,795       $ 155,707
  Cost of Sales                                 (100,708)       (117,565)
                                               ------------    ------------
  Gross Profit                                    38,087          38,142

  Selling, General and Administrative Expenses   (26,700)        (24,473)
  Royalty, Equity and Other Income                 3,804           2,899
                                                ------------   ------------
  Operating Profit                                15,191          16,568
  Asset Write-Downs and Other Charges                -            (1,803)
                                                ------------   ------------
  Income before Interest and Taxes                15,191          14,765
  Interest, Net                                   (3,446)         (5,260)
                                                ------------   ------------
  Income before Income Taxes                      11,745           9,505
  Income Taxes                                    (3,759)         (3,327)
                                                ------------   ------------
  Net Income                                    $  7,986       $   6,178
                                                ============   ============
Basic Net Income Per Share (Based on
  Weighted Average Common Shares
  Outstanding of 3,991,912 Shares
    in 1999 and 4,012,875 Shares in 1998)       $   2.00        $   1.54
                                                ============    ===========
Diluted Net Income Per Share (Based on
  Diluted Common Shares Outstanding
  of 4,024,412 Shares in 1999 and
    4,098,610 Shares in 1998)                   $    1.98       $    1.51
                                                =============   ============
  Cash Dividends Paid Per Share                 $     .32       $     .32
                                                =============   =============


                       Ameron International Corporation
                      Consolidated Statements of Income
                         Nine Months Ended August 31,
                 (In thousands, except share and per share data)
                                 (Unaudited)

                                                    1999          1998
                                               -----------     ------------
  Sales                                        $ 411,162        $ 395,207
  Cost of Sales                                 (302,635)        (296,537)
                                               -----------     ------------
  Gross Profit                                   108,527           98,670

  Selling, General and Administrative Expenses   (86,003)         (79,117)
  Royalty, Equity and Other Income                 9,923            8,362
                                               -----------     ------------
  Operating Profit                                32,447           27,915
  Asset Write-Downs and Other Charges               -              (1,803)
                                               -----------     ------------
  Income before Interest and Taxes                32,447           26,112
  Interest, Net                                  (10,373)         (11,146)
                                               ------------    ------------
  Income before Income Taxes                      22,074           14,966
  Income Taxes                                    (7,064)          (5,238)
                                               ------------    ------------
  Net Income                                   $  15,010       $    9,728
                                               ============    ============
Basic Net Income Per Share (Based on
  Weighted Average Common Shares
  Outstanding of 3,997,679 Shares
    in 1999 and 4,012,875 Shares in 1998)      $    3.75       $     2.42
                                               =============   ============
Diluted Net Income Per Share(Based on
  Diluted Common Shares Outstanding
  of 4,016,818 Shares in 1999 and
    4,098,610 Shares in 1998)                  $    3.74       $     2.37
                                               =============   ============
 Cash Dividends Paid Per Share                 $     .96       $      .96
                                               =============   ============




                        Ameron International Corporation
                      Consolidated Statements of Cash Flows
                          Nine Months Ended August 31,
                                (In thousands)
                                  (Unaudited)
                                                  1999              1998
                                              ------------      ------------
Operating Activities
    Net Income                                $   15,010        $   9,728
  Adjustments to Reconcile
      Net Income to Net Cash                      16,477           13,797
  Changes in Operating Assets
      and Liabilities                              2,572          (20,193)
                                              -------------     ------------
  Cash Provided by Operations                     34,059            3,332

Investing Activities
    Proceeds from Sale of Assets                   1,790              732
  Additions to Property, Plant
      and Equipment                              (11,901)         (19,520)
    Acquisitions                                     -            (45,277)
    Other, Net                                    (3,755)          (1,065)
                                             -------------      -------------
  Cash Used by Investing Activities              (13,866)         (65,130)

Financing Activities
  Short and Long-Term Borrowings, Net            (21,167)          65,400
  Dividends on Common Stock                       (3,835)          (3,851)
  Other, Net                                      (1,415)             920
                                             -------------      -------------
  Cash (Used) Provided by Financing Activities   (26,417)          62,469

  Effect of Exchange Rate Changes on Cash           (477)            (370)
                                             --------------     -------------
  Net Change in Cash and Equivalents         $    (6,701)       $     301
                                             ==============     =============

                     Ameron International Corporation
                       Consolidated Balance Sheets
                             (In thousands)


                                                August 31,
                                                  1999           November 30,
                                               (Unaudited)          1998
                                              --------------     ------------
ASSETS
Current Assets
    Cash and Equivalents                      $    9,675         $  16,376
    Receivables, Net                             128,261           136,380
    Inventories                                   98,681           106,654
    Other                                         16,215            14,280
                                              --------------     -------------
      Total Current Assets                       252,832           273,690
Investments and Advances -
    Affiliated Companies                          22,189            22,182
  Property, Plant and Equipment, Net             151,900           157,918
  Other Assets                                    45,776            46,429
                                              --------------      ------------
    Total Assets                              $  472,697          $500,219
                                              ==============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Short-Term Borrowings                     $    3,615          $  3,024
    Current Portion of Long-Term Debt             12,624            12,681
    Trade Payables                                39,597            37,273
    Accrued Liabilities and Other                 48,931            50,353
    Federal and Other Income Taxes                13,171            23,499
                                              --------------      ------------
      Total Current Liabilities                  117,938           126,830
  Long-Term Debt, Less Current Portion           141,973           165,308
  Other Liabilities                               39,741            40,913
                                              --------------      ------------
    Total Liabilities                            299,652           333,051
                                              --------------      ------------
Stockholders' Equity
    Common Stock                                  13,007            13,007
    Additional Paid-In Capital                    17,828            17,828
    Retained Earnings                            198,349           187,174
    Accumulated Comprehensive Income             (11,945)           (8,062)
    Treasury Stock                               (44,194)          (42,779)
                                             ---------------      ------------
      Total Stockholders' Equity                 173,045           167,168
                                             ---------------      ------------
    Total Liabilities and Stockholders' Equity  $472,697          $500,219
                                              ==============      ============